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                                                                    EXHIBIT 3.11

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               LEEVAC MARINE, INC.

         Pursuant to the provisions of Article 12:34 of the Louisiana Business Corporation Law, Leevac Marine, Inc., a Louisiana corporation (the "Corporation"), adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect at the date of restatement without substantive changes.

                                     FIRST

         The Restated Articles of Incorporation were adopted by Unanimous Written Consent of the Board of Directors of the Corporation on February 27, 1998.

                                     SECOND

         Each amendment has been effected in conformity with law.

                                     THIRD

         The Corporation was incorporated on December 13, 1985.

                                     FOURTH

         The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof:

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               LEEVAC MARINE, INC.

                                   ARTICLE I

         The name of the corporation is LEEVAC Marine, Inc.

                                   ARTICLE II

         The purpose for which the corporation is organized is to engage in any lawful activity for which corporations may be formed under the Louisiana Business Corporation Law.

                                  ARTICLE III

         The corporation is to have perpetual existence.

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                                   ARTICLE IV

         The total number of shares of stock which the corporation will have authority to issue is 1,000 shares of common stock, par value $0.10 per share.

                                   ARTICLE V

         No shareholder of the corporation or other person, shall have any preemptive right to purchase or subscribe to any shares of any class or any noted, debentures, options, warrants or other securities, now or hereafter authorized.

                                   ARTICLE VI

         Directors shall be elected by plurality vote. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide. No shareholder of this corporation shall have the right to cumulate his votes.

                                  ARTICLE VII

         The corporation shall indemnify its officers and directors under the circumstances and to the full extent permitted by law.

                                  ARTICLE VIII

         The taxpayer identification number of the corporation is 721053262.



                                               LEEVAC MARINE, INC.



                                               By: /s/ TODD M. HORNBECK
                                                   -----------------------------
                                                   Todd M. Hornbeck, President/
                                                   Secretary



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STATE OF LOUISIANA       )
                         )
PARISH OF ST. MARY       )



         BE IT KNOWN, that on the 27th day of February, 1998, before me, Charles
B. Mayer notary public, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared TODD M. HORNBECK, President of LEEVAC Marine, Inc., to me known to be the identical person who executed the above foregoing, Restated Articles of Incorporation, who declared and acknowledged to me, a notary in the presence of the undersigned, that he executed the above of his own free will, as his own act and deed, for the uses, purposes, and benefits therein expressed.


/s/ TODD M. HORNBECK
-------------------------------------
Todd M. Hornbeck, President/Secretary



                                                /s/ CHARLES B. MAYER
                                                -------------------------------
                                                Notary Public in and for the
                                                State of Louisiana



WITNESSES:



/s/ PAT MURE
-------------------------------------



/s/ PATTI R. SIGUR
-------------------------------------